UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2007
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee		37201

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) On October 16, 2007, the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) amended the Bylaws of the Company to (i) provide that a director who is appointed to fill a vacancy on the board shall continue as a director only until the next meeting of the shareholders, (ii) clarify the procedures that the board of directors shall observe when selecting management nominees to the board of directors and (iii) allow for un-certificated shares. Prior to the amendment, the Bylaws of the Company provided that directors who were appointed to fill a vacancy served as a director until the expiration of the term of the director who was being replaced or the class of directors in which the vacancy had been created. With respect to the director nomination process, the amendment clarifies the Company’s practice that management nominees to the board of directors must be reviewed and recommended to the board of directors by the Company’s Nominating and Corporate Governance Committee. Finally, prior to the amendment, the Company’s Bylaws provided for certificated shares only.
     A copy of the Bylaws of the Company, as amended, is attached to this Form 8-K as Exhibit 3.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

3.2	Bylaws of Pinnacle Financial Partners, Inc., as amended (restated for SEC electronic filing purposes only).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By: Name:	/s/ Harold R. Carpenter Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer
Date: October 22, 2007

EXHIBIT INDEX

Exhibit
No.	Description
3.2	Bylaws of Pinnacle Financial Partners, Inc., as amended (restated for SEC electronic filing purposes only).